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                                                                   Exhibit 10.18

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of January 6, 1997, between NES Acquisition Corp., a Delaware corporation (the "Company"), and James G. Kowalik ("Executive").

     The Company is a wholly-owned subsidiary of National Equipment Services, Inc., a Delaware corporation.

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

     2. Position and Duties.

     (a) During the Employment Period, Executive shall serve as the President of the Company and shall have the normal duties, responsibilities and authority of the President, subject to the overall direction and authority of the Company's Chief Executive Officer and the Company's board of directors (the "Board").

     (b) Executive shall report to the Company's Chief Executive Officer, and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company and its Subsidiaries.

     (c) For purposes of this Agreement, "Subsidiaries" shall mean any corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

     3. Base Salary and Benefits.

     (a) During the Employment Period, Executive's base salary shall be at least $100,000 per annum and shall be subject to review by the Board on an annual basis (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible.


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     (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (c) In addition to the Base Salary, Executive will be eligible to earn an annual bonus to be calculated in the manner set forth on Exhibit A attached hereto.

     4. Term.

     (a) The Employment Period shall terminate upon the second anniversary of the date hereof, unless earlier terminated (i) by Executive's resignation, death or disability, (ii) by the Company for Cause or (iii) by the Company other than for Cause.

     (b) If the Employment Period is terminated pursuant to clause (a)(i) or clause (a)(ii) above, Executive shall be entitled to receive his Base Salary through the date of termination. If the Employment Period is terminated pursuant to clause (a)(iii) above, Executive shall be entitled to receive his Base Salary through the second anniversary of the date hereof.

     (c) Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any amounts payable under this Agreement during such times as Executive is in breach of paragraph 5, 6 or 7 hereof.

     (d) All of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination.

     (e) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board,
(iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any other material breach of this Agreement.

     5. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any of its Subsidiaries ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoran-


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da, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

     6. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company or its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7. Non-Compete, Non-Solicitation.

     (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his services shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with or render services for any crane or hoist rental or maintenance business anywhere in North America or in any other country in which the Company or its Subsidiaries conduct business. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

     (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

     8. Enforcement. If, at the time of enforcement of paragraph 5, 6 or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reason-





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able under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraph 7 are reasonable.

     9. Other Businesses. As long as Executive is employed by the Company or any of its Subsidiaries, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, or render services for, any business other than the business of the Company, any of its Subsidiaries or any corporation or partnership in which the Company or any of its Subsidiaries have an equity interest.

     10. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     11. Survival. Paragraphs 5, 6 and 7 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

     12. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

     Notices to Executive:

     James G. Kowalik
     12 Circle Way
     Lake Jackson, Texas  77566





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     Notices to the Company:

     NES Acquisition Corp.
     c/o National Equipment Services
     6100 Sears Tower
     Chicago, Illinois  60606
     Attn.:  Kevin P. Rodgers

     With a copy to:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois  60601
     Attn.:  Sanford E. Perl

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     14. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     15. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     16. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     17. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and





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assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     18. CHOICE OF LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

     19. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first written above.


                                      NES ACQUISITION CORP.


                                      By:   /s/ Kevin Rodgers
                                            -----------------------------
                                      Its:  President
                                            -----------------------------





                                      /s/ James G. Kowalik
                                      ------------------------------------
                                      AMES G. KOWALIK